Exhibit T3A.15

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CBL FREMAUX MEMBER, LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2013, AT 11:25 O’CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
5272684 8100	AUTHENTICATION: 0134869

130033393	DATE: 01-10-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:33 AM 01/10/2013 FILED 11:25 AM 01/10/2013 SRV 130033393 - 5272684 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is                                                CBL Fremaux Member, LLC

Second: The address of its registered office in the State of Delaware is                     2711 Centerville Road, Suite 400                    in the City of Wilmington              Zip code 19808          . The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is December 31, 2063                   .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 10th day of January, 2013.

By:
Authorized Person(s)

Name:	Ralph M. Killebrew, Jr., Assistant Secretary